UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 4, 2021

PMV Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39539	46-3218129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Clarke Drive, Suite 3 Cranbury, New Jersey 08512
(Address, including zip code, of Registrant’s principal executive offices)

(609) 642-6670

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	PMVP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 4, 2021, PMV Pharmaceuticals, Inc. (the “Company”) entered into an Open Market Sale AgreementSM (the “Sales Agreement”) with Jefferies LLC (“Jefferies”), pursuant to which the Company may offer and sell shares of the Company’s common stock, par value $0.00001 per share, having aggregate gross sales proceeds of up to $150.0 million from time to time, through an “at the market offering” program under which Jefferies will act as sales agent. Sales of the shares of common stock, if any, will be made at prevailing market prices at the time of sale, or as otherwise agreed with Jefferies.

Under the Sales Agreement, the Company will set the parameters for the sale of shares, including the number or dollar value of shares to be issued, the time period during which sales are requested to be made, limitation on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, Jefferies may sell the shares by methods deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Jefferies will use commercially reasonable efforts in conducting such sales activities consistent with its normal trading and sales practices, on mutually agreed terms between Jefferies and the Company. No assurance can be given that the Company will sell any shares of common stock under the Sales Agreement, or, if it does, as to the price or amount of shares of common stock that it sells or the dates when such sales will take place. The Sales Agreement may be terminated by either party by ten trading days’ written notice to the other party for any reason, subject to further qualifications as described in the Sales Agreement.

The Sales Agreement provides that Jefferies will be entitled to compensation for its services equal to 3.0% of the gross proceeds of any shares sold through Jefferies under the Sales Agreement. Jefferies and the Company have no obligation to sell any shares under the Sales Agreement and may at any time, upon notice to the other party, suspend solicitation and offers under the Sales Agreement.

In the Sales Agreement, the Company agreed to indemnify Jefferies against certain liabilities, including under the Securities Act or to contribute payments that Jefferies may be required to make because of such liabilities. Further, Jefferies agreed to indemnify the Company, the Company’s board of directors and its executive officers against certain liabilities, including under the Securities Act.

The shares of common stock sold pursuant to the Sales Agreement will be issued pursuant to the Company’s shelf registration statement on Form S-3, including the prospectus supplement contained therein, filed with the Securities and Exchange Commission (the “SEC”) on October 4, 2021, which was automatically effective upon filing with the SEC.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

1.1	Open Market Sale Agreement, between the Company and Jefferies LLC, dated as of October 4, 2021.

104	Cover page interactive date file (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMV PHARMACEUTICALS, INC.

By:	/s/ Winston Kung
Winston Kung
Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: October 5, 2021